UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2023

micromobility.com Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39136	84-3015108
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Broome Street, New York, NY 10013
(Address of Principal Executive Offices, and Zip Code)
(917) 675-7157
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value	MCOM	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one share of Class A Common Stock	MCOMW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On November 30, 2023, the nominating committee and compensation committee of the board of directors of micromobility.com Inc. (the “Company”) considered and recommended to the board of directors of the Company (the “Board”) that it nominate Mr. Velco Farina for appointment as an independent director of and member of the audit committee of the Board with annual compensation of US$75,000 to serve until the 2024 annual general meeting of shareholders of the Company, and on November 30, 2023 the Board appointed Velco Farina to the Board, effective December 1, 2023.

The Board determined that Mr. Farina is an independent director within the meaning of Nasdaq Listing Rule 5605(a)(2).

The biographical information of the newly appointed director is set forth below:

Velco Farina is an Industrial Engineer with a MBA from SDA Bocconi and UCLA Anderson. Mr. Farina is a senior executive whose career started in management consulting at Bain & Co., Sapient and McKinsey. In 2007 he moved to New York City and the enterprise world at American Express, where he served in multiple roles, from product management to international strategy and innovation and partnerships until 2016. He then became the Chief Operating Officer of Kunai, a scrappy professional service agency, and grew it 10x into the tech engine of Fortune 500 financial institutions that it is today. Next he became the founding Managing Director of the innovation lab for Kaleyra a communication-platform-as-a-service company, recently acquired by Tata Communications. After moving back to Europe, Mr. Farina worked as Amazon Web Services Principal for the Financial Services EMEA market. Currently, Mr. Farina serves on the Board of Directors of Torch Systems and sits on the Strategic Board of DIP Capital.

Velco earned a MS from Politecnico di Milano, an MBA from SDA Bocconi School of Management at Bocconi University, an MBA from the Anderson School of Management at University of California, Los Angeles, and an edX Honor Code Certificate from Massachusetts Institute of Technology.

The Company believes Mr. Farina’s distinguished education, extensive international background, and corporate board experience in advising companies makes him well suited to serve as a member of the Board.

There are no family relationships between Mr. Farina and any other employees or members of the Board of Directors of the Company. He has not been involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Farina accepted an offer letter from the Company and agreed to receive annual compensation of $75,000. The offer letter is qualified in its entirety by reference to the complete text of the agreement, which is filed hereto as Exhibit 10.1.

Item 7.01	Regulation FD Disclosure.

On December 1, 2023, the Company issued a press release announcing that it had entered into the Director Officer letter in Item 1.01 of this Current Report on Form 8-K. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed to be incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Director Offer Letter to Mr. Velco Farina
99.1	Press Release of the Company dated as of December 1, 2023
104	Cover page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.
**	Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 1, 2023

micromobility.com Inc.

By:	/s/ Salvatore Palella
Name: Title:	Salvatore Palella Chief Executive Officer